UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2009

UNITY AUTO PARTS, INC.
(F/K/A ACCESS BEVERAGE, INC.)
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
000-25825 (Commission File Number)	72-1530097 (IRS Employer Identification Number)

Room 516A Jin Heng Commercial Plaza
No.117, Hengfu Road
Guangzhou, P.R.China
(Address of principal executive offices)

TEL: 020-83507199 or 83507399
FAX: 020-83507622
 (Issuer’s telephone number)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

Signatures

Item 8.01 Other Events

On April 28, 2009, the Board of Directors of the Registrant approved a reverse split of the Registrant’s Common Stock. The reverse split combines the Registrant’s outstanding Common Stock on the basis of 300 outstanding shares being changed to 1 outstanding share.  In other words, for every 300 shares of Common Stock that now issued and outstanding will be combined into 1 share.  Each shareholder’s percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the reverse split. The 300 to 1 reverse stock split took effective on June 15, 2009.

On August 11, 2009, the Board of Directors of the Registrant believe it to be in the best interests to change the name of the Registrant to “Unity Auto Parts, Inc.” The Board believes that the new name will provide a more accurate description of the Registrant’s current operations and to be consistent with the Registrant’s marketing efforts in the auto industry. The name change took effective on September 22, 2009.

The Registrant currently has issued and outstanding 62,223,817 shares of par value $.001 Common Stock which trades on the Pinksheets Electronic OTC Markets under the symbol “UAPI”.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unity Auto Parts, Inc. (F/K/A Access Beverage, Inc.)

DATED: September 22, 2009
By: /s/ Wan Wen Su
                                                                Wan Wen Su
 President